Exhibit (a)

EATON VANCE FLOATING-RATE OPPORTUNITIES FUND

AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of August 1, 2023

i

ii

AMENDED AND RESTATED DECLARATION OF TRUST

OF

EATON VANCE FLOATING-RATE OPPORTUNITIES FUND

Dated: August 1, 2023

AMENDED AND RESTATED DECLARATION OF TRUST, made August 1, 2023 by the undersigned Trustees being a majority of the Trustees in office on such date, hereinafter referred to collectively as the “Trustees” and individually as a “Trustee,” which terms shall include any successor Trustees or Trustee and any present Trustees who are not signatories to this instrument).

WHEREAS, on March 10, 2023, the initial Trustees established a trust under a Declaration of Trust for the investment and reinvestment of funds contributed thereto; and

WHEREAS, a majority of the Trustees desire to amend and restate said Declaration of Trust pursuant to the provisions thereof;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed under this Declaration of Trust as so amended and restated for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions set forth below.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1. Name. The name of the trust created hereby is Eaton Vance Floating-Rate Opportunities Fund (the “Trust”).

Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a) “Administrator” means the party, other than the Trust, to a contract described in Section 3.3 hereof.

(b) “By-Laws” means the By-Laws referred to in Section 2.5 hereof, as from time to time amended.

(c) “Class” means any division or Class of Shares within the Trust, which Class is or has been established in accordance with the provisions of Article V.

(d) The term “Commission” has the meaning given it in the 1940 Act.

(e) “Custodian” means any person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(f) “Declaration” means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(g) “His” shall include the feminine and neuter, as well as the masculine, genders.

(h) The term “Interested Person” has the meaning specified in the 1940 Act subject, however, to such exceptions and exemptions as may be granted by the Commission in any rule, regulation or order.

(i) “Investment Adviser” means the party, other than the Trust, to an agreement described in Section 3.2 hereof.

(j) The “1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

(k) “Person” means and includes individuals, corporations, partnerships, trusts, associations, firms joint ventures and other entities, whether or not legal entities, as well as governments instrumentalities, and agencies and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.

(l) “Principal Underwriter” means the party, other than the Trust, to a contract described in Section 3.1 hereof.

(m) “Prospectus” means the Prospectus and Statement of Additional Information included in the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time.

(n) “Shareholder” means a record owner of Outstanding Shares. A shareholder of Shares of the Trust shall be deemed to own a proportionate undivided beneficial interest in the Trust equal to the number of Shares of the Trust of which he is the record owner divided by the total number of Outstanding Shares of the Trust. A Shareholder of Shares of a Class within the Trust shall be deemed to own a proportionate undivided beneficial interest in such Class equal to the number of Shares of such Class of which he is the record owner divided by the total number of Outstanding Shares of such Class. As used herein the term “Shareholder” shall, when applicable to one or more Classes thereof, refer to the record owners of Outstanding Shares of such Class or Classes of shares.

(o) “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any Class which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. “Outstanding Shares” means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

(p) “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(q) “Trust” means Eaton Vance Floating-Rate Opportunities Fund.

(r) The “Trustees” means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof and the By-Laws of the Trust, and reference herein to a Trustee of the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

(s) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees including any and all assets of or allocated to any Class, as the context may require.

(t) Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Class of Shares, the term “vote” when used in connection with an action of Shareholders shall include a vote taken at a meeting of Shareholders or the consent or consents of Shareholders taken without such a meeting. Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Class of Shares, the term “vote of a majority of the outstanding voting securities” as used in Sections 8.2 and 8.4 shall have the same meaning as is assigned to that term in the 1940 Act.

ARTICLE II

TRUSTEES

Section 2.1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers and authority necessary, appropriate or desirable to perform that function. The number, term of office, manner of election, resignation, filling of vacancies and procedures with respect to meetings and actions of the Trustees shall be as prescribed in the By-Laws of the Trust.

Section 2.2. General Powers. The Trustees in all instances shall act as principals for and on behalf of the Trust, and their acts shall bind the Trust. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited in any way by present or future laws, practices or customs in regard to trust investments or to other investments which may be made by fiduciaries, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to promote, implement or accomplish the various objectives and interests of the Trust. The Trustees shall have full power and authority to engage in any lawful act or activity in which business corporations or voluntary associations organized under the laws of The Commonwealth of Massachusetts may engage, including, but not limited to, any and all acts permitted of a closed-end company operating as an “interval fund” under the 1940 Act. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the Trust and for any Class of Shares. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right and with such full powers of delegation as the Trustees may exercise from time to time. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Trust or of any Class of Shares although such things are not herein specifically mentioned. Any determinations to what is in the interests of the Trust or of any Class of Shares made by the Trustees in good faith shall be conclusive and binding upon all Shareholders. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of plenary power and authority to the Trustees.

The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid general and plenary powers.

Section 2.3. Investments. The Trustees shall have full power and authority:

(a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b) To acquire or buy, and invest Trust Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, loans, collateralized loan obligations and other structured finance vehicles, debentures, warrants and rights to purchase securities, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any State or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust.

(c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to exchange, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and inter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

(d) To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to Trust Property as the Trustees shall deem proper.

(e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(f) To borrow money or other property and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; and to lend all or any part of the Trust Property to other Persons.

(g) To aid, support or assist by further investment or other action any Person, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trust has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(h) To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers. The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Shareholders, to invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies, including investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the Commonwealth of Massachusetts or of any other state) which is classified as a partnership for federal income tax purposes.

Section 2.4. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees who from time to time shall be in office. The Trustees may hold any security or other Trust Property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, and may cause legal title to any security or other Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of a custodian, subcustodian, agent, securities depository, clearing agency, system for the central handling of securities or other book-entry system, or in the name of a nominee or nominees of the Trust, or in the name of a nominee or nominees of a custodian, subcustodian, agent, securities depository, clearing agent, system for the central handling of securities or other book-entry system, or in the name of any other Person as nominee. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.

Section 2.5. By-Laws. The Trustees shall have full and sole power and authority to adopt By-Laws providing for the conduct of the business of the Trust and containing such other provisions as they deem necessary, appropriate or desirable, and to amend and repeal such By-Laws. Unless the By-Laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

Section 2.6. Distribution and Repurchase of Shares. The Trustees shall have full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide for the distribution of Shares either through one or more principal underwriters or by the Trust itself, or both. The Trustees shall have full power and authority to cause the Trust and any Class of Shares to finance distribution activities in the manner described in Section 3.7, and to authorize the Trust, on behalf of one or more Classes of Shares, to adopt or enter into one or more plans or arrangements whereby multiple Classes of Shares may be issued and sold to various types of investors. Shares may be repurchased, redeemed, or otherwise acquired in accordance with Rule 23c-3 of the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law.

Section 2.7. Delegation. The Trustees shall have full power and authority to delegate from time to time to such of their number or to officers, employees or agents of the Trust or to other Persons the doing of such things and the execution of such agreements or other instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem desirable or expedient.

Section 2.8. Collection and Payment. The Trustees shall have full power and authority to collect all property due to the Trust; to pay all claims, including taxes, against the Trust or Trust Property; to prosecute, defend, compromise, settle or abandon any claims relating to the Trust or Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 2.9. Expenses. The Trustees shall have full power and authority to incur on behalf of the Trust or any Class of Shares and pay any costs or expenses which the Trustees deem necessary, appropriate, desirable or incidental to carry out, implement or enhance the business or operations of the Trust, and to pay compensation from the funds of the Trust to themselves as Trustees. The Trustees shall determine the compensation, if any, of all officers, employees and Trustees of the Trust. The Trustees shall have full power and authority to cause the Trust to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing Shares) or tax against the principal or capital of the Trust or any Class of Shares, and to credit all or any part of the profit, income or receipt (including without limitation any deferred sales charge or fee, whether contingent or otherwise, paid or payable to the Trust or any Class of Shares on any redemption or repurchase of Shares) to the principal or capital of the Trust or any Class of Shares.

Section 2.10. Manner of Acting. Except as otherwise provided herein or in the By-Laws, the Trustees and committees of the Trustees shall have full power and authority to act in any manner which they deem necessary, appropriate or desirable to carry out, implement or enhance the business or operations of the Trust.

Section 2.11. Miscellaneous Powers. The Trustees shall have full power and authority to: (a) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Trust or of any Class of Shares, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees; (b) employ, engage or contract with such Persons as the Trustees may deem desirable for the transaction of the business or operations of the Trust; (c) enter into or cause the Trust to enter into joint ventures, partnerships (whether as general partner, limited partner or otherwise) and any other combinations or associations; (d) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees or other Persons as the Trustees consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (e) purchase, and pay for out of Trust Property, insurance policies which may insure such of the Shareholders, Trustees, officers, employees, agents, investment advisers, administrators, principal underwriters, distributors or independent contractors of the Trust as the Trustees deem appropriate against loss or liability arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such loss or liability; (f) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (g) indemnify or reimburse any Person with whom the Trust has dealings, including without limitation the Investment Adviser, Administrator, Principal Underwriter, Transfer Agent and financial service firms, to such extent as the Trustees shall determine; (h) guarantee the indebtedness or contractual obligations of other Persons; (i) determine and change the fiscal year of the Trust and the methods by which its and their books, accounts and records shall be kept; and (j) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 2.12. Litigation. The Trustees shall have full power and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits proceedings, disputes, claims and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Shareholder in his own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of power described in this Section 2.12 shall be final, and binding on all Persons (including Shareholders).

Section 2.13. No Implied Duties of Liabilities. Except to the extent required by applicable law or expressly stated herein, nothing in this Declaration shall be deemed to create any fiduciary duty or other legal obligation (a) on the part of the Trustees or Trust officers to the Trust, the Shareholders, or any other Person; or (b) on the part of the Trust to any Person.

ARTICLE III

CONTRACTS

Section 3.1. Principal Underwriter. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more contracts providing for the sale of the Shares. Pursuant to any such contract the Trust may either agree to sell the Shares to the other party to the contractor appoint such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine; and any such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 3.2. Investment Adviser. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more investment advisory agreements whereby the other party or parties to any such agreements shall undertake to furnish the Trust investment advisory and research facilities and services and such other facilities and services, if any, as the Trustees shall consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade and deal in any and all securities, commodity contracts and other investments and assets of the Trust and to engage in and employ all types of transactions and strategies in connection therewith. Any such action take pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

The Trustees may also authorize the Trust to employ, or authorize the Investment Adviser to employ, one or more sub-investment advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as ma be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

Section 3.3. Administrator. The Trustees may in their discretion from time to time authorize the Trust to enter into an administration agreement whereby the other party to such agreement shall undertake to furnish to the Trust or a Class thereof with such administrative facilities and services and such other facilities and services, if any, as the Trustees consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 3.4. Other Service Providers. The Trustees may in their discretion from time to time authorize the Trust to enter into one or more agreements with respect to the Trust or one or more Classes of Shares whereby the other party or parties to any such agreements will undertake to provide to the Trust, Class of Shares, or beneficial owners of Shares such services as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 3.5. Transfer Agents. The Trustees may in their discretion from time to time appoint one or more transfer agents for the Trust. Any contract with a transfer agent shall be on such terms and conditions as the Trustees may in their discretion determine.

Section 3.6. Custodian. The Trustees may appoint one or more banks or trust companies as the principal custodian of the Trust (the “Custodian”) with authority as its agent to hold cash and securities owned by the Trust and to release and deliver the same upon such terms and conditions as may be agreed upon between the Trust and Custodian.

Section 3.7. Plans of Distribution. The Trustees may in their discretion authorize the Trust, on behalf of one or more Classes of Shares, to adopt or enter into a plan or plans of distribution and any related agreements whereby the Trust or Class may finance directly or indirectly any activity which is primarily intended to result in sales of Shares or any distribution activity within the meaning of Rule 12b-1 (or successor rule) under the 1940 Act. Such plan or plans of distribution and any related agreements may contain such terms and conditions as the Trustees may in their discretion determine, subject to the requirements of the 1940 Act and any other applicable rules and regulations, including such exceptions and exemptions as may be granted by the Commission in any rule, regulation, or order.

Section 3.8. Affiliations. The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, creditor, director, officer, partner, trustee or employee of or has any interest in any Person or any parent or affiliate of any such Person, with which a contract or agreement of the character described in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 above has been or will be made or to which payments have been or will be made pursuant to a plan or related agreement described in Section 3.7 above, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(ii) any such Person also has similar contracts, agreements or plans with other investment companies or organizations, or has other business activities or interests, shall not affect in any way the validity of any such contract, agreement or plan or disqualify any Shareholder, Trustee or officer of the Trust from authorizing, voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE IV

LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

Section 4.1. No Personal Liability of Shareholders, Trustees, Officers and Employees. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. All Persons dealing or contracting with the Trustees as such or with the Trust shall have recourse only to the Trust for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts. No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability.

Section 4.2. Trustee’s Good Faith Action; Advice of Others; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian, transfer agent, or dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the provisions of this Declaration of Trust, the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust of its Shareholders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 4.3. Indemnification. The Trustees may provide, whether in the By-Laws or by contract, vote or other action, for the indemnification by the Trust of the Shareholders, Trustees, officers and employees of the Trust and of such other Persons as the Trustees in the exercise of their discretion may deem appropriate or desirable. Any such indemnification may be mandatory or permissive, and may be insured against by policies maintained by the Trust.

Section 4.4. No Duty of Investigation. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Shareholders individually.

Section 4.5. Reliance on Records and Experts. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust by any Trustee or any of the Trust’s officers or employees or by the Investment Adviser, the Administrator, the Custodian, the Principal Underwriter, Transfer Agent, accountants, appraisers or other agents, experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust.

Section 4.6. Good Faith Reliance. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other Person if the Trustee has relied in good faith on the provisions of this Declaration of Trust.

ARTICLE V

SHARES OF BENEFICIAL INTEREST

Section 5.1. Shares of Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest without par value. The number of such Shares of beneficial interest authorized hereunder is unlimited, and the number of Shares of each Class thereof that may be issued hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder authorization or approval to establish and designate one or more Classes of Shares of the Trust as the Trustees deem necessary, appropriate or desirable, including, in addition to Classes of common Shares, Classes of preferred Shares or other senior securities that are stock pursuant to Section 18 of the 1940 Act. Subject to the provisions of Section 5.5 hereof, the Trustees may also authorize the creation of additional Classes of Shares within the Trust. All Shares issued in connection with a dividend or distribution in Shares or a split in Shares, shall be fully paid and nonassessable.

Section 5.2. Rights of Shareholders. The ownership of the Trust property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, purchase, subscription, appraisal, conversion or exchange rights, except as the Trustees may specifically determine with respect to any Class of Shares. Every Shareholder by having become a Shareholder shall be bound by the terms of this Declaration and the By-Laws.

Section 5.3. Trust Only. It is the intention of the Trustees to create a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment, or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members or joint venturers hereunder.

Section 5.4. Issuance of Shares. The Trustees in their discretion may, from time to time and without any authorization or vote of the Shareholders, issue Shares of any Class of the Trust, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and reissue and resell full and fractional Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Classes, of any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractional Shares as the Trustees may in their discretion determine. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares, although no such certificates are required. The record books of the Trust as kept by the Trust or any transfer agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class and as to the number of Shares of each Class held from time to time by each Shareholder. Shares held in the treasury shall not be voted nor shall such shares be entitled to any dividends or other distributions declared with respect thereto. The Trustees in their discretion also may, from time to time and without any authorization or vote of the Shareholders, to the extent consistent with applicable law, issue securities of the Trust convertible into Shares of the Trust and warrants to purchase securities of the Trust, in each case pursuant to such terms and under such conditions as the Trustees may specify in their discretion. Shares of any Class, in addition to the then issued and outstanding Shares, and such warrants or convertible securities, may be issued to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 5.4.

Section 5.5. Establishment of Classes of Shares. The establishment of any Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the establishment and designation of, or otherwise identifies, such Class, whether directly in such resolution or by reference to, or approval of another document that sets forth the designation of, or otherwise identifies, such Class, including any registration statement, any amendment and/or restatement of this Declaration of Trust and/or as otherwise provided in such resolution. The relative rights and preferences of each Class shall be as set forth herein or in the registration statement relating thereto, unless otherwise provided in the resolution or other document establishing such Class. Any action that may be taken by the Trustees with respect to any Class, including any addition, modification, division, combination, classification, reclassification, change of name, exchange, or termination, may be made in the same manner as the establishment of such Class.

Shares of each Class established pursuant to this Section 5.5 (unless otherwise provided in the resolution establishing such additional Class) shall have the following relative rights and preferences:

(i) The number of authorized Shares of the Trust and the number of Shares of each Class thereof that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and repurchased into one or more other classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class repurchased by the Trust at their discretion from time to time.

(ii) Dividends and distributions on Shares of a particular Class may be paid or credited in such manner and with such frequency as the Trustees may determine, to the holders of Shares of that Class, from such of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets as the Trustees may deem appropriate or desirable, after providing for actual and accrued liabilities, expenses, costs, charges and reserves belonging and allocated to that Class. Such dividends and distributions may be paid at such times pursuant to the offering prospectus relating to the Shares or pursuant to a standing vote or votes of the Trustees adopted only once or from time to time or pursuant to other authorization or instruction of the Trustees. All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class held by such Shareholders at the time of record established for the payment or crediting of such dividends or distributions.

(iii) Each holder of Shares of a Class of the Trust shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Class net of liabilities, expenses, costs, charges and reserves belonging and allocated to such Class. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Class, such Shareholder shall be paid out of the funds and property of the Trust. Upon liquidation or termination of a Class of the Trust, a Shareholder of such Class shall be entitled to receive a pro rata share of the net assets of the Trust based on the net asset value of his Shares.

(iv) On any matter submitted to a vote of Shareholder, the Shares entitled to vote thereon and the manner in which such Shares shall be voted shall be as set forth in the By-Laws or proxy materials for the meeting or other solicitation materials or as otherwise determined by the Trustees, subject to any applicable requirements of the 1940 Act. The Trustees shall have full power and authority to call meetings of the Shareholder of a particular Class or Classes of Shares, or otherwise call for the action of such Shareholders on any particular matter.

(v) Except as otherwise provided in this Article V, the Trustees shall have full power and authority to determine the designations, preferences, privileges, sales charges, purchase prices, assets, liabilities, expenses, costs, charges and reserves belonging or allocated thereto, limitations and rights, including without limitation voting, dividend, distribution and liquidation rights, of each Class of Shares. Subject to any applicable requirements of the 1940 Act, the Trustees shall have the authority to provide that

Shares of one Class shall be automatically converted into Shares of another Class of the Trust or that the holders of Shares of any Class shall have the right to convert or exchange such Shares into shares of one or more other Classes of Shares of other funds or trusts, all in accordance with such requirements, conditions and procedures as may be established by the Trustees and as described in the Trust’s registration statement.

(vi) The Trustees may by approval of a majority of their number amend, restate or rescind any prior establishment referred to in this Section 5.5 hereof.

Section 5.6. Assent to Declaration of Trust and By-Laws. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to all the terms and provisions of this Declaration and of the By-Laws of the Trust.

ARTICLE VI

REDEMPTION AND REPURCHASE OF SHARES

Section 6.1. Redemptions and Repurchases of Shares. From time to time the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act and the rules thereunder, including Rule 23c-3 under the 1940 Act, or any exemption therefrom. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Trust Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act and the rules thereunder, or any exemption therefrom, regarding the redemption or repurchase of Shares of the Trust.

Section 6.2. Price. Subject to Section 6.1 of this Article VI, Shares may be redeemed or repurchased at their net asset value or at such other price as is in compliance with the 1940 Act and the rules thereunder, or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, redemption, or repurchase fee, or any other form of fee or charge authorized by the Trustees. Subject to Section 6.1 of this Article VI, any class of preferred Shares or other senior security that is a stock pursuant to Section 18 of the 1940 Act may be redeemed or repurchased on such terms as are stipulated in the document or resolution of the Trustees establishing the terms.

Section 6.3. Manner of Payment. Payment of Shares redeemed or repurchased may at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash. Notwithstanding the foregoing, the Trust or its agent may withhold from such redemption proceeds any amount arising from a liability of the redeeming Shareholder to the Trust or in connection with any federal or state tax withholding requirements.

Section 6.4. Involuntary Repurchases. The Trust, consistent with the requirements of this Declaration and Rule 23c-3 under the 1940 Act and at the direction of the Trustees, may repurchase at net asset value the Shares of a Shareholder or of any person acquiring Shares from or through a Shareholder if: (a) all or part of such Shares have been transferred in violation of this Declaration or the By-Laws or such Shares have vested in any person by operation of law as a result of the death, dissolution, bankruptcy or incompetency of a Shareholder; (b) ownership of such Shares by such Shareholder or other person will cause the Trust to be in violation of, or subject the Trust or any Shareholder to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction; (c) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (d) any representation or warranty made by a Shareholder in connection with the acquisition of its Shares was not true when made or has ceased to be true; or (e) repurchase of such Shares would be in the best interests of the Trust. Shareholders whose Shares are involuntarily repurchased by the Trust will not be entitled to a return of any amount of any fees paid by any such Shareholder in connection with such Shareholder’s purchase of any such Shares.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, or to comply with the requirements of any other taxing authority.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

Section 7.1. Net Asset Value. The net asset value per share of the Trust or of each Class of Shares of the Trust shall be determined on such days and at or as of such time or times as the Trustees may determine, in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time. Determinations made under and pursuant to this Section 7.1 in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned. The Trustees may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value if the net asset value is affected by one or more errors inadvertently made in the pricing of portfolio securities or other investments or in accruing or allocating income, expenses, reserves or liabilities. No provision of this Declaration shall be construed to restrict or affect the right or ability of the Trust to employ or authorize the use of pricing services, appraisers or any other means, methods, procedures, or techniques in valuing the assets or calculating the liabilities of the Trust or any Class thereof.

Section 7.2. Dividends and Distributions. (a) The Trustees may from time to time distribute ratably among the Shareholders of the Trust or of a Class thereof such portion of the net earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital), or assets of the Trust held by the Trustees as they may deem appropriate or desirable. Such distributions may be made in cash, additional Shares or property (including without limitation any type of obligations of the Trust or Class or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Class thereof additional Shares of the Trust or Class thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem appropriate or desirable. Such distributions may be among the Shareholders of the Trust or Class thereof at the time of declaring a distribution or among the Shareholders of the Trust or Class thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time. The Trustees may always retain from the earnings or profits such amounts as they may deem appropriate or desirable to pay the expenses and liabilities of the Trust or a Class thereof or to meet obligations of the Trust, together with such amounts as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business or operations of the Trust or such Class. The Trust may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees may deem appropriate or desirable. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder’s account in any Class.

(b) The Trustees may prescribe, in their absolute discretion, such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary, appropriate or desirable.

(c) Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of account, the above provisions shall be interpreted to give the Trustees full power and authority in their absolute discretion to distribute for any fiscal year as dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 7.3. Power to Modify Foregoing Procedures. Notwithstanding any provision contained in this Declaration, the Trustees may prescribe, in their absolute discretion, such other means, methods, procedures or techniques for determining the per Share net asset value of a Class thereof or the income of the Class thereof, or for the declaration and payment of dividends and distributions on any Class of Shares.

ARTICLE VIII

DURATION; TERMINATION OF TRUST OR A

CLASS; MERGERS; AMENDMENTS

Section 8.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation of authority pursuant to the terms of this Declaration or of the By-Laws.

Section 8.2. Termination of the Trust or a Class. (a) The Trust or any Class thereof may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares of the Trust or a Class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a Class thereof entitled to vote thereon shall be sufficient authorization; or (2) by the approval of a majority of the Trustees then in office to be followed by a written notice to the Shareholders. Such Trustee approval may (but need not) be based on factors or events adversely affecting the ability of the Trust, such Class to conduct its business and operations in an economically viable manner. Such factors and events may include (but are not limited to) the inability of a Class or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Class or the Trust or affecting assets of the type in which such Class or the Trust invest, or political, social, legal, or economic developments or trends having an adverse impact on the business or operations of such Class or the Trust invests, or political, social, legal or economic developments or trends having an adverse impact on the business or operations of such Class or the Trust. Upon the termination of the Trust or the Class,

(i) The Trust or Class shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or assets allocated or belonging to such Class to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining property of the terminated Class, in cash or in kind or in any combination thereof, among the Shareholders of the Trust or the Class according to their respective rights.

(a) After termination of the Trust or Class and distribution to the Shareholders as herein provided, a Trustee or an officer of the Trust shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument and a certificate (which may be part of such instrument) in writing setting forth the fact of such termination and that it has been duly adopted by the Trustees, and Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Class, and the rights and interests of all Shareholders of the Trust or the terminated Class shall thereupon cease.

Section 8.3. Merger, Consolidation or Sale of Assets of the Trust; Conversion. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Shareholders; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees also may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, the Trustees shall distribute the remaining assets of the Trust among the Shareholders of the Trust according to their respective rights. Upon completion of the distribution of the remaining proceeds or the remaining assets, the Trust shall terminate and the Trustees shall take the action provided in Section 8.2(b) hereof and they shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and the rights and interests of all Shareholders of the Trust shall thereupon cease.

The Trust may be converted from a “closed-end company” to an “open-end company,” as those terms are defined in Section 5(a)(2) and 5(a)(1) of the 1940 Act, or may list its Shares for trading on a national securities exchange, upon such terms and conditions when and as authorized by the Trustees and without any authorization, vote or consent of the Shareholders; provided that any authorization by the Trustees shall be in addition to the authorization, vote or consent of the Shareholders if required by law or by any agreement between the Trust and any national securities exchange.

Section 8.4. Amendments. Except as otherwise provided in this Section 8.4, if authorized by a majority of the Trustees and by vote of a majority of the outstanding voting securities of the Trust the financial interests of which are affected by the amendment and which are entitled to vote thereon (which securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), the Trustees may amend this Declaration by the approval of a majority of the Trustees then in office. No Shareholder not so affected by any such amendment shall be entitled to vote thereon. The Trustees may also amend or otherwise supplement this Declaration of Trust, without any authorization, consent or vote of the Shareholders, (i) to change the name of the Trust; (ii) to supply any omission or to cure, correct, or supplement any ambiguous, defective, or inconsistent provision; (iii) to make such other changes as do not have a materially adverse effect on the financial interests of Shareholders hereunder; or (iv) if they deem it necessary or desirable to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code of 1986, but the Trustees shall not be liable for failing to do so.

In the event that the Trust becomes subject to a requirement to hold annual meetings of Shareholders to vote on the election of Trustees, including by virtue of listing the Shares for trading on a national securities exchange, a majority of the then Trustees may amend Article II and other applicable provisions of this Declaration to provide for a classified Board of Trustees with staggered terms of office and such other provisions as the Trustees deem appropriate in connection with holding annual Shareholder meetings, and such amendments shall not require authorization by Shareholder vote.

Any amendment of or supplement to this Declaration shall be effective as provided by its terms or, if there is no provision therein with respect to effectiveness, upon (i) the signing of an instrument by a majority of the Trustees then in office or (ii) upon the execution of an instrument and a certificate (which may be part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted. Copies of any amendment or of any supplement to this Declaration of Trust shall be filed as specified in Section 9.2 hereof. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders. The Trust’s filings with the Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-PORT, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration.

Notwithstanding any other provision hereof, until such time as Shares are issued and sold, this Declaration may be terminated or amended in any respect by an instrument signed by a majority of the Trustees then in office.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Use of the Words “Eaton Vance”. Morgan Stanley, which owns (either directly or through subsidiaries) all of the capital shares of the Investment Adviser of the Trust, has consented to the use by the Trust of the identifying words “Eaton Vance” in the name of the Trust. Such consent is conditioned upon the continued employment of Eaton Vance Management or another subsidiary or affiliate of Morgan Stanley as Investment Adviser of the Trust. As between the Trust and itself, Morgan Stanley shall control the use of the name of the Trust insofar as such name contains the identifying words “Eaton Vance.” Morgan Stanley and Eaton Vance Management may from time to time use the identifying words “Eaton Vance” in other connections and for other purposes, including, without limitation, in the names of other investment companies, trusts, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. Morgan Stanley may require the Trust to cease using the identifying words “Eaton Vance” in the name of the Trust if Eaton Vance Management or any other subsidiary or affiliate of Morgan Stanley ceases to act as investment adviser of the Trust.

Section 9.2. Filing of Copies, References, Headings and Counterparts. The original or a copy of this instrument, of any amendment hereto and of each declaration of trust supplemental hereto, shall be kept at the office of the Trust. A copy of this instrument, of any amendment hereto, and of each supplemental declaration of trust shall be filed with the Massachusetts Secretary of State and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust.

In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as “herein”, “hereof”, and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees then in office and filed with the Massachusetts Secretary of State. A restated Declaration shall, upon execution, be conclusive evidence of all amendments and supplemental declarations contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

Section 9.3. Applicable Law. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration of Trust or the Trust, any Class, or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust or any Class, the Trustees or officers of the Trust, or the Investment Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction than such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

Section 9.4. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 9.5. Derivative Actions. (a) The purpose of this Section 9.5 is to protect the interests of the Trust and the Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and Shareholders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 9.5.

(b) Except to the extent explicitly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Class, as applicable. If, during this 90-day period, the Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, the Trustees may extend the 90-day period by a period of time that the Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(c) Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee was nominated or elected as a trustee by a person who is a defendant in a derivative proceeding or against whom action is demanded; (ii) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (iii) the amount of such remuneration, (iv) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (v) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Class of which the Trustee is a Shareholder.

(d) For purposes of this Section 9.5, the Trustees may designate a committee to consider a demand by Shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

Section 9.6. Exclusive Right of Action. To the maximum extent permitted by law, each Shareholder acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Investment Adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 9.5. The Shareholders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ Anchal Pachnanda	/s/ Valerie A. Mosley
Anchal Pachnanda	Valerie A. Mosley

/s/ Alan C. Bowser	/s/ Keith Quinton
Alan C. Bowser	Keith Quinton

/s/ Mark R. Fetting	/s/ Marcus L. Smith
Mark R. Fetting	Marcus L. Smith

/s/ Cynthia E. Frost	/s/ Susan J. Sutherland
Cynthia E. Frost	Susan J. Sutherland

/s/ George J. Gorman	/s/ Scott E. Wennerholm
George J. Gorman	Scott E. Wennerholm

/s/ Nancy A. Wiser
Nancy A. Wiser

The address of all the Trustees of the Trust is:

Two International Place

Boston, Massachusetts 02110